UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2004

FOSTER WHEELER LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-31305	22-3802649

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000

(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

Item 5.   Other Events

The following unaudited interim financial statements are being filed in connection with Foster Wheeler Ltd.’s proposed exchange offer and the related registration statements on Form S-4 (No. 333-107054 and No. 333-117244).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: August 13, 2004	By:	/s/ Brian Ferraioli
Brian Ferraioli
Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Condensed Consolidated Financial Statements for Foster Wheeler Holdings Ltd. and Subsidiaries as of June 25, 2004 and December 26, 2003 and for the six month periods ending June 25, 2004 and June 27, 2003.

99.2	Condensed Consolidated Financial Statements for Foster Wheeler LLC and Subsidiaries as of June 25, 2004 and December 26, 2003 and for the six month periods ending June 25, 2004 and June 27, 2003.

99.3	Condensed Consolidated Financial Statements for Foster Wheeler International Holdings, Inc. and Subsidiaries as of June 25, 2004 and December 26, 2003 and for the six month periods ending June 25, 2004 and June 27, 2003.

99.4	Condensed Consolidated Financial Statements for Foster Wheeler International Corporation and Subsidiaries as of June 25, 2004 and December 26, 2003 and for the six month periods ending June 25, 2004 and June 27, 2003.

99.5	Condensed Consolidated Financial Statements for Foster Wheeler Europe Limited and Subsidiaries as of June 30, 2004 and December 31, 2003 and for the six month periods ending June 30, 2004 and June 30, 2003.

99.6	Condensed Consolidated Financial Statements for FW Netherlands C.V. and Subsidiaries as of as of June 30, 2004 and December 31, 2003 and for the six month periods ending June 30, 2004 and June 30, 2003.

99.7	Condensed Consolidated Financial Statements for Financial Services S.a.r.l. and Subsidiary as of as of June 30, 2004 and December 31, 2003 and for the six month periods ending June 30, 2004 and June 30, 2003.

99.8	Condensed Financial Statements for FW Hungary Licensing Limited Liability Company as of as of June 30, 2004 and December 31, 2003 and for the six month periods ending June 30, 2004 and June 30, 2003.